Exhibit 99.1

For Immediate Release:

Contacts:
Peerless Systems Corporation:	Investor Contact:
John Rigali	Geoff High
Chief Financial Officer	Pfeiffer High Investor Relations, Inc.
(310) 297-3146	(303) 393-7044
Peerless Systems Takes Key Step in Growth Strategy; Signs Definitive Agreement to Acquire Substantially All Assets of Prism Software Corporation
Acquisition to Position Peerless in Imaging Industry’s Rapidly Growing Document Solutions Market; Transaction to Bring Applications Software and Broad Customer Distribution Base to Peerless
EL SEGUNDO, Calif., Feb. 27, 2008 — Peerless Systems Corporation (Nasdaq: PRLS) today announced it has signed a definitive agreement to acquire substantially all of the assets of Prism Software Corporation, an emerging player in the rapidly growing document solutions software market. The acquisition represents a key initial step in Peerless’ previously announced strategy of expanding its business into new high-growth segments of the broader digital content management industry.
“In March of 2007, we embarked upon a board-approved strategy designed to leverage the value of our core technologies and diversify our revenue stream into faster growing sectors,” said Rick Roll, president and CEO of Peerless. “We believe this acquisition represents another important step in the implementation of that strategy, and is a logical follow-up transaction to our recently announced agreement with Kyocera Mita.”
“Document solutions is one of our industry’s fastest growing segments,” Roll added. “We believe our acquisition of Prism’s extensive product suite and the addition of its talented staff positions us to effectively address a very large market opportunity.”
According to independent market research firm InfoTrends, the U.S. office document solutions market, which includes the document output management, document capture/routing, and document management/workflow segments, is expected to grow at a compound annual rate of more than 25 percent from 2008-2011. Sales from this market are expected to exceed $1 billion in 2008.
The initial purchase price of the Prism assets will consist of $1.75 million in cash upon closing and the right to receive up to $1.5 million in Peerless common stock, provided certain conditions are met. In addition, the agreement also features an earn-out provision subject to cumulative achievements measured over a three-year period under which the shareholders of Prism may receive an additional payment based on the earnings generated from the acquired assets. Details related to the transaction and earn-out provisions can be found in a Form 8-K filing being made today by Peerless with the Securities and Exchange Commission. The closing is subject to customary conditions and is anticipated to occur within the next 90 days.

Prism’s suite of software products is designed to improve customers’ work processes, document flow, and enhance document creation and distribution. The company’s products are used by a broad range of small to mid-sized businesses, departments within large enterprises, and government organizations.
Prism recently completed a four-year product development effort designed to address all major segments of the document solutions market. The result of this effort is a feature-rich suite of both stand-alone and integrated applications for document-management, variable data, workflow and data-stream conversion.
“This transaction combines Peerless’ expertise in embedded software, networking and security applications, with the application software expertise of Prism’s development team, and we believe this combination meets the needs of Peerless’ current customer base,” Roll said. “These blended skill sets represent a powerful combination that positions Peerless to more effectively address a major new market segment. It also should be noted that Prism’s management has expressed confidence in its long-term expansion strategy, and has tied much of the potential acquisition value to future performance.”
Based in Irvine, Calif., Prism’s products are sold through a network of MFP resellers and systems integrators, as well as many of the same distribution channels Peerless has worked with in the past.
“In addition to application software, Peerless is acquiring distribution agreements with some of the world’s leading digital imaging manufacturers, which include a number of our longtime customers,” Roll said. “We believe Prism’s product offering and MFP distribution model represent an ideal fit with our core business.”
David Ayres, president and CEO of Prism Software, said, “We’re excited about the opportunity to expand and grow our business, and to join forces with Peerless’ excellent management team. Prism and Peerless are aligned in both perspective and strategy on how to develop market-leading applications that best serve our customers.”
Roll said, “The Prism management team will be joining Peerless and will continue to advance the products within a wholly owned subsidiary of Peerless. The Prism team brings a wealth of experience and a deep understanding of the solution software application industry to Peerless’ newly formed subsidiary. We are pleased to have the Prism team on board, and look forward to their contributions.”
Prism’s four primary software applications address a wide spectrum of customer needs in the document solutions market. The software offerings include: 1) DocRecord, for electronic document management, such as capture, archiving search and access; 2) DocSystem, for rules-based print and electronic document workflow functions; 3) DocForm, for personalized business document generation; and 4) DocTransform, for enabling, configuring and adapting print data from any host or application.
Roll concluded, “This asset acquisition not only allows us to address the emerging market for document solutions, but also positions us to enter the much larger and faster-growing digital content management market.”
About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to

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shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.
Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project,” “predict,” “forecast,” “outlook,” “potential,” “continue,” “may,” “future,” “can,” “enhance,” and “should,” or the negative of these, as well as similar expressions, can be used to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, satisfaction of the closing conditions of the asset purchase agreement with Prism, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and/or Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies or other products, the rapid changes taking place in the emerging color print devices markets, our ability to realize contract backlog, our ability to identify new customers or place our technology in a broader base of products, our ability to leverage core competencies and find product segments that blend well with our core business, our ability to successfully enter new software application sectors, our ability to maintain our profit objectives and create compelling margins, the tenure of the competitive advantage of our old and new technologies, our reliance on block licensing, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights, risks associated with international business activities, our reliance on key personnel and our board of directors and our ability to execute our business plan and strategic partnering transactions.
The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including, but not limited to, those described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2007, filed on April 13, 2007, and those described under “Item 1A. Risk Factors” in the most recent Quarterly Report on Form 10-Q for the quarter ended October 31, 2007, filed December 12, 2007.
Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.